Exhibit 99.1

RALCORP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(Dollars in millions)

	Three Months Ended December 31,
	2012	2011

Net Sales	$1,111.5	$1,166.5
Cost of goods sold	(869.7)	(928.2)

Gross Profit	241.8	238.3
Selling, general and administrative expenses	(111.1)	(111.1)
Amortization of intangible assets	(19.4)	(20.8)
Other operating expenses, net	(19.1)	(3.4)

Operating Profit	92.2	103.0
Interest expense, net	(30.1)	(34.4)

Earnings from Continuing Operations before Income Taxes	62.1	68.6
Income taxes	(23.3)	(24.4)

Earnings from Continuing Operations	38.8	44.2
Earnings from discontinued operations, net of income taxes	-	21.1

Net Earnings	$38.8	$65.3

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(Dollars in millions)

	Three Months Ended December 31,
	2012	2011

Net Earnings	$38.8	$65.3

Other Comprehensive Income (Loss):
Cash flow hedging adjustments, net of tax	.2	.7
Foreign currency translation adjustment	(2.4)	6.0

	(2.2)	6.7

Comprehensive Income	$36.6	$72.0

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in millions)

	Three Months Ended December 31,
	2012	2011

Cash Flows from Operating Activities
Net earnings	$38.8	$65.3
Earnings from discontinued operations, net of income taxes	-	(21.1)

Earnings from continuing operations	38.8	44.2
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities	51.3	44.6

Net Cash Provided by Operating Activities - Continuing Operations	90.1	88.8
Net Cash Provided by Operating Activities - Discontinued Operations	-	35.5

Net Cash Provided by Operating Activities	90.1	124.3

Cash Flows from Investing Activities
Business acquisitions, net of cash acquired	-	(570.3)
Additions to property and intangible assets	(33.2)	(29.4)
Proceeds from sale of property	2.8	-
Proceeds from sale or maturity of securities	-	7.2

Net Cash Used by Investing Activities - Continuing Operations	(30.4)	(592.5)
Net Cash Used by Investing Activities - Discontinued Operations	-	(9.0)

Net Cash Used by Investing Activities	(30.4)	(601.5)

Cash Flows from Financing Activities
Repayments of long-term debt	(85.7)	(25.7)
Net borrowings (repayments) under credit arrangements	-	515.0
Purchases of treasury stock	-	(.6)
Proceeds and tax benefits from exercise of stock awards	36.1	.8
Changes in book cash overdrafts	(20.5)	(1.4)

Net Cash Used (Provided) by Financing Activities - Continuing Operations	(70.1)	488.1
Net Cash Provided by Financing Activities - Discontinued Operations	-	-

Net Cash (Used) Provided by Financing Activities	(70.1)	488.1

Effect of Exchange Rate Changes on Cash	(.2)	.5

Net (Decrease) Increase in Cash and Cash Equivalents	(10.6)	11.4
Cash and Cash Equivalents, Beginning of Period	307.5	50.0

Cash and Cash Equivalents, End of Period	$296.9	$61.4

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollars in millions except per share data)

NOTE 1 – PRESENTATION OF CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements of Ralcorp Holdings, Inc. (“Ralcorp”) have been prepared in accordance with the instructions for financial statements of businesses acquired or to be acquired (SEC Regulation S-X, Rule 3-05) and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.    See Note 12 for information about the subsequent acquisition of Ralcorp by ConAgra Foods, Inc. (“ConAgra”).

These interim financial statements reflect all adjustments which are, in the opinion of management, necessary to fairly state the results for the periods presented.    All such adjustments are of a normal recurring nature.    Operating results for the periods presented are not necessarily indicative of the results for the full year.    These statements should be read in conjunction with the financial statements and notes included in Ralcorp’s Annual Report on Form 10-K for the year ended September 30, 2012, filed on November 29, 2012 (as amended on January 28, 2013).                          The significant accounting policies for the accompanying financial statements are the same as disclosed in Note 1 in that Annual Report.

Effective February 3, 2012, Ralcorp completed the spin-off of the Post cereals business (formerly, the Branded Cereal Products segment), which is reported as discontinued operations in the accompanying financial statements.    All amounts related to discontinued operations are excluded from the notes to consolidated financial statements unless otherwise indicated.    See Note 3 for additional information about discontinued operations.

Certain amounts for prior periods have been reclassified to conform to the current period’s presentation.

NOTE 2 – RECENTLY ISSUED ACCOUNTING STANDARDS

On October 1, 2012, Ralcorp adopted Accounting Standards Update (“ASU”) 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income,” as amended by ASI 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.”    This standard improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income.

NOTE 3 – DISCONTINUED OPERATIONS

On February 3, 2012, Ralcorp separated its Post cereals business (formerly, the Branded Cereal Products segment) into a new, publicly traded company (the “Spin-Off”) called Post Holdings, Inc. (“Post”).    The Spin-Off was completed by a pro rata distribution of approximately 80.3% of the outstanding shares of Post common stock to holders of Ralcorp common stock, with Ralcorp retaining approximately 6.8 million shares or 19.7% of the Post common stock outstanding at February 3, 2012 (the “Post Retained Shares”).    The investment in Post was classified as “available-for-sale securities” in accordance with ASC 320, which requires the investment to be marked to market with unrealized gains and losses recorded in accumulated other comprehensive income until realized or until losses are deemed to be other-than-temporary.    In September 2012, Ralcorp entered into an agreement whereby the Post Retained Shares were to be monetized via the exchange of these shares with certain debt holders in partial satisfaction of certain short-term debt outstanding.    As a result of this agreement, the ownership of Post common stock was reduced to approximately 1.3 million shares as of September 30, 2012. On October 3, 2012 (first quarter of fiscal 2013), the remaining Post Retained Shares were exchanged with the same debt holders in full satisfaction of the remaining short-term debt outstanding.

For U.S. federal income tax purposes, the distribution of shares of Post common stock in the Spin-Off is tax-free to Ralcorp and its shareholders, except with respect to cash received by Ralcorp shareholders in lieu of a fractional share, and Ralcorp received a ruling from the Internal Revenue Service regarding the tax-free nature of the Spin-Off.    Ralcorp received a total of $900 in cash in the Spin-Off transactions.

Ralcorp’s investment did not provide the ability to influence the operating or financial policies of Post and accordingly does not constitute significant continuing involvement.    Furthermore, while Ralcorp is a party to a separation agreement and various other agreements relating to the separation, including a transition services agreement (“TSA”), a tax matters agreement, an employee matters agreement and certain other commercial agreements, Ralcorp has determined that the continuing cash flows generated by these agreements, which are expected to be eliminated within two years, and its investment in Post common stock do not constitute significant continuing involvement in the operations of Post.    Accordingly, the operating results and cash flows of Ralcorp’s Post cereals business are presented separately as discontinued operations for all periods presented.

Post is now a stand-alone public company which separately reports its financial results.    Due to differences between the basis of presentation for discontinued operations and the basis of presentation as a stand-alone company, the financial results of the Post cereals business included within discontinued operations for Ralcorp may not be indicative of actual financial results of Post as a stand-alone company.

The results of the Post cereals business included in discontinued operations for the three months ended December 31, 2011 are summarized in the following table.    Post separation costs are primarily professional services fees directly related to the Spin-Off transactions.

Net sales	$214.4
Post separation costs	(2.7)
Operating profit	32.7
Earnings before income taxes	32.7
Income taxes	(11.6)
Earnings from discontinued operations, net of income taxes	21.1

Ralcorp purchased and sold certain products from or to Post.    The amounts of the intercompany revenues and costs associated with such activities for the three months ended December 31, 2011 (before the Spin-Off) were as follows:

Intercompany net sales	$.7
Intercompany costs and expenses	(4.8)

NOTE 4 – BUSINESS COMBINATIONS

On October 3, 2011, Ralcorp completed the acquisition of the North American private-brand refrigerated dough business of Sara Lee Corporation (“Refrigerated Dough”).    Refrigerated Dough is a leading manufacturer and distributor of a full range of private-brand refrigerated dough products in the U.S.    Refrigerated Dough, included in the Frozen Bakery Products segment, employs approximately 700 people and has manufacturing and distribution facilities in Carrollton, Texas and Forest Park, Georgia.

On December 28, 2011, Ralcorp completed the acquisition of Pastificio Annoni S.p.A. (“Annoni”), a pasta manufacturer located in Bergamo, Italy.    Annoni operates as a part of the Pasta segment.

On May 22, 2012, Ralcorp completed the acquisition of Petri Baking Products, Inc. (“Petri”), a leading producer of private-brand wire-cut cookies located in Silver Creek, New York.    Petri operates as a part of the Snacks, Sauces & Spreads segment.

On June 17, 2012, Ralcorp completed the acquisition of Gelit S.r.l. (“Gelit”), a leading producer of private-brand, frozen ready meals, located in Cisterna di Latina, Italy.    Gelit operates as a part of the Pasta segment.

Each of the acquisitions was accounted for using the purchase method of accounting, whereby the results of operations of each of the acquisitions noted above are included in the statements of earnings from the date of acquisition.    The purchase price was allocated to acquired assets and liabilities based on their estimated fair values at the date of acquisition, and any excess was allocated to goodwill.    For each acquisition, the goodwill is attributable to the assembled workforce of the acquired business and the significant synergies and opportunities expected from the combination of the acquired business with the existing Ralcorp businesses.    Certain estimated values are not yet finalized (primarily deferred tax assets and liabilities for Petri and Gelit) and are subject to change once additional information is obtained (but no later than one year from the applicable acquisition date).

Supplemental Pro Forma Information

The following unaudited pro forma information shows Ralcorp’s results of operations as if the fiscal 2012 business combinations had been completed on October 1, 2011.    The acquirees’ pre-acquisition results have been added to Ralcorp’s historical results, and the totals have been adjusted for the pro forma effects of amortization of intangible assets recognized as part of the business combination, inventory and property valuation adjustments, interest expense related to the financing of the business combinations, and related income taxes.    These pro forma results may not necessarily reflect the actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations.

	Three Months Ended December 31,
	2012	2011
Net sales	$1,111.5	$1,195.4
Earnings from continuing operations	38.8	44.8

Merger and Integration Costs

During the three months ended December 31, 2012 and 2011, Ralcorp recorded approximately $8.9 and $5.6, respectively, of expenses related to acquisition activity.    For the period ended December 31, 2012, those costs related primarily to ConAgra’s acquisition of Ralcorp (see Note 12), including legal and other regulatory filing related fees.    Such costs are not deductible for income tax purposes, which contributed to the higher effective tax rate in the period ended December 31, 2012.    Of the $8.9 net merger and integration costs recorded in the three months ended December 31, 2012, $8.0 is included in “Selling, general and administrative expenses” and $0.9 is included in “Other operating expenses, net.”    For the period ended December 31, 2011, those costs related primarily to the acquisition of Refrigerated Dough including a one-time finished goods inventory revaluation adjustment in the first quarter.    Of the $5.6 net merger and integration costs recorded in the three months ended December 31, 2011, $1.6 is included in “Cost of goods sold,” $1.4 is included in “Selling, general and administrative expenses,” and $2.6 is included in “Other operating expenses, net.”

NOTE 5 – PENSION AND OTHER POSTRETIREMENT BENEFITS

Ralcorp sponsors qualified and supplemental noncontributory defined benefit pension plans and other postretirement benefit plans for certain of its employees.    The following table provides the components of net periodic benefit cost for the plans.

	Three Months Ended December 31,
	2012	2011
Pension Benefits
Service cost	$.6	$.7
Interest cost	2.7	2.9
Expected return on plan assets	(5.0)	(4.7)
Amortization of net loss	2.2	1.4

Net periodic benefit cost	$.5	$.3

Other Postretirement Benefits
Service cost	$-	$-
Interest cost	.4	.5
Amortization of net loss	.1	.1

Net periodic benefit cost	$.5	$.6

NOTE 6 – AMOUNTS RELATED TO PLANT CLOSURES AND RESTRUCTURING

During the quarter ended September 30, 2012, Ralcorp announced plans to close the Delta, British Columbia manufacturing facility of the Frozen Bakery Products segment.    Production was transferred to other plants within the Frozen Bakery Products segment by December 31, 2012.

During the quarter ended March 31, 2012, the leased manufacturing facility of the Bloomfield business in Los Alamitos, California was closed after relinquishing co-manufacturing business that did not meet minimum margin requirements.    Ralcorp moved remaining production to, and rescaled its co-manufacturing operations at, a nearby facility within the Cereal Products segment.    The project was substantially completed as of June 30, 2012.

Also during the quarter ended March 31, 2012, management finalized a plan to close the Poteau, Oklahoma manufacturing facility of the Snacks, Sauces & Spreads segment and transfer the plant’s production of crackers and cookies to Ralcorp’s cracker and cookie plant in Princeton, Kentucky to realize cost savings through capacity rationalization.    The closure commenced in June 2012 and was substantially completed by September 30, 2012, and the building was sold July 2, 2013.

Property associated with plants in Billerica, Massachusetts and Blue Island, Illinois (closed in fiscal 2008 and 2007, respectively) were sold in September 2012 and November 2012, respectively.    During 2012, Ralcorp continued to incur impairment losses resulting from declines in the real estate market, as well as continuing costs of ownership.

On January 3, 2013, Ralcorp announced plans to close the Dunkirk, New York and Silver Creek, New York manufacturing facilities of the Snacks, Sauces and Spreads segment.    Production will be transferred primarily to other plants within the Snacks, Sauces and Spreads segment.    The Dunkirk facility is planned for closure by July 31, 2013 and Silver Creek closed June 30, 2013.    The Dunkirk building is expected to be used for product storage for the foreseeable future, but all production is expected to cease as of July 31, 2013.    There were no plant closure costs related to these plants incurred for the three months ended December 31, 2012, and we estimate plant closure costs of $0.8 and $1.5 for Dunkirk and Silver Creek, respectively, in 2013.

Amounts related to plant closures are shown in the following table.    Costs are recognized in “Other operating expenses” in the statements of operations, and are not included in the measure of segment performance for any segment.

	Three Months Ended December 31,		Cumulative as of	Total Expected to
	2012	2011	December 31, 2012	be Incurred
Los Alamitos:
Employee termination benefits	$-	$-	$.6	$.6
Losses on property	-	-	4.8	4.8
Other associated costs	-	-	5.6	5.7

Total Los Alamitos	-	-	11.0	11.1

Poteau:
Employee termination benefits	-	-	1.9	1.9
Losses on property	.1	-	6.4	6.4
Other associated costs	.4	-	1.3	1.5

Total Poteau	.5	-	9.6	9.8

Richmond Hill:
Employee termination benefits	-	-	.8	.8
Losses on property	.1	-	.4	.4
Other associated costs	-	-	1.0	1.0

Total Richmond Hill	.1	-	2.2	2.2

Delta:
Employee termination benefits	.1	-	1.5	1.5
Losses on property	-	-	1.0	1.2
Other associated costs	.1	-	.1	2.6

Total Delta	.2	-	2.6	5.3

Billerica and Blue Island	.2	.1	11.1	11.1

	$1.0	$.1	$36.5	$39.5

In July 2012, Ralcorp initiated a strategic restructuring to improve organizational effectiveness and reduce costs.    Amounts related to restructuring charges are shown in the following table.    Of the total $6.9 recorded for the quarter ended December 31, 2012, $2.2 is included in “Selling, general and administrative expenses” and $4.7 is included in “Other operating expenses, net” in the statement of earnings.    These amounts are not included in the measure of segment performance for any segment.    Of the total $12.3 of cumulative employee termination benefits recognized, $8.0 was paid as of December 31, 2012.

	Three Months Ended December 31,		Cumulative as of	Total Expected to
	2012	2011	December 31, 2012	be Incurred
Employee termination benefits
Corporate	$.1	$-	$2.2	2.4
Cereal Products	.2	-	2.7	3.8
Snacks, Sauces & Spreads	.7	-	2.8	3.8
Frozen Bakery Products	-	-	1.0	1.0
Pasta	1.6	-	3.6	5.1

Total employee termination benefits	2.6	-	12.3	16.1

Accelerated other compensation
Corporate	.9	-	3.2	3.3

Total accelerated other compensation	.9	-	3.2	3.3

Losses on software
Pasta	-	-	1.3	1.3

Total losses on software	-	-	1.3	1.3

Losses on property
Pasta	1.3	-	1.3	1.6

Total losses on property	1.3	-	1.3	1.6

Other associated costs
Corporate	.5	-	.6	.7
Snacks, Sauces & Spreads	.3	-	.3	.6
Pasta	1.3	-	1.3	1.5

Total other associated costs	2.1	-	2.2	2.8

	$6.9	$-	$20.3	$25.1

NOTE 7 – DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING

In the ordinary course of business, Ralcorp is exposed to commodity price risks relating to the acquisition of raw materials and supplies, interest rate risks relating to debt, and foreign currency exchange rate risks relating to its foreign subsidiaries.    Authorized individuals within Ralcorp may utilize derivative financial instruments, including (but not limited to) futures contracts, option contracts, forward contracts and swaps, to manage certain of these exposures by hedging when it is practical to do so.    The terms of these instruments generally do not exceed eighteen months for commodities, ten years for interest rates, and two years for foreign currency.    Ralcorp is not permitted to engage in speculative or leveraged transactions and will not hold or issue financial instruments for trading purposes.

The Post cereals business participated in Ralcorp’s hedging program before the Spin-Off (see Note 3).    The amounts of derivative effects of hedging allocated to Post (and included in earnings from discontinued operations on the statement of earnings) was a loss of $2.1 for the three months ended December 31, 2011.    Amounts related to Post are included in the amounts disclosed in the rest of this note for the period ended December 31, 2011.    As of the Spin-Off date, Post no longer participated in the Ralcorp derivative instrument program and no net derivative liability or asset was outstanding.

For the three months ended December 31, 2012, Ralcorp’s derivative instruments consisted of commodity contracts (options, futures, and swaps) used as cash flow or economic hedges on purchases of raw materials (ingredients and packaging) and energy (fuel), and foreign currency forward contracts used as cash flow hedges on receipts of foreign currency-denominated accounts receivable.    Certain commodity-related derivatives do not meet the criteria for cash flow hedge accounting or simply are not designated as hedging instruments; nonetheless, they are economic hedges used to manage the future cost of raw materials.    The following table shows the notional amounts of derivative instruments held.

	Dec. 31, 2012	Sept. 30, 2012
Raw materials (thousands of pounds)	-	210,314
Fuel (thousands of gallons)	5,263	7,040
Currency (thousands of U.S. dollars)	48,040	49,290
Currency (thousands of British pounds)	2,600	1,200

The following tables illustrate the effects of Ralcorp’s derivative instruments on the statements of earnings and other comprehensive income or loss (“OCI”) for the three months ended December 31, 2012 and 2011.

Derivatives in ASC Topic 815 Cash Flow	Amount of Gain (Loss) Recognized in OCI [Effective Portion]		Gain (Loss) Reclassified from Accumulated OCI into Earnings [Effective Portion]		Gain (Loss) Recognized in Earnings [Ineffective Portion and Amount Excluded from Effectiveness Testing]
Hedging Relationships	2012	2011	2012	2011	2012	2011	Location in Earnings
Commodity contracts	$(.1)	$(.2)	$(.6)	$1.9	$.1	$.4	Cost of goods sold
Foreign exchange contracts	(.2)	2.4	.6	(.7)	-	-	SG&A expenses
Interest rate contracts	-	-	(.4)	(.4)	-	-	Interest expense, net

	$(.3)	$2.2	$(.4)	$.8	$.1	$.4

Derivatives Not Designated as Hedging Instruments	Amount of Gain (Loss) Recognized in Earnings		Location of Gain (Loss)
Under ASC Topic 815	2012	2011	Recognized in Earnings
Commodity contracts	$(.7)	$(5.8)	Cost of goods sold
Foreign exchange contracts	$(1.0)	$-	SG&A expenses

NOTE 8 – AMORTIZATION EXPENSE

The following table shows amortization expense related to intangible assets by category.

	Three Months Ended December 31,
	2012	2011
Computer software	$1.6	$2.1
Customer relationships	15.7	16.5
Trademarks/brands	.6	.6
Other	1.5	1.6

	$19.4	$20.8

NOTE 9 – CONTINGENCIES

Ralcorp is a party to a number of legal proceedings in various federal, state and foreign jurisdictions. These proceedings are in varying stages and many may proceed for protracted periods of time.    Some proceedings involve complex questions of fact and law.    Additionally, the operations of Ralcorp, like those of similar businesses, are subject to various federal, state local and foreign laws and regulations intended to protect public health and the environment, including air and water quality and waste handling and disposal.

Two of Ralcorp’s subsidiaries are subject to three lawsuits brought by former employees in separate California state courts alleging, among other things, that employees did not receive statutorily mandated meal breaks resulting in incorrect payment of wages, inaccurate wage statements, unpaid overtime and incorrect payments to terminated employees.    Each of these suits was filed as a class action and sought to include in the class certain current and former employees of the respective subsidiary involved.    In each case, the plaintiffs sought unpaid wages, interest, attorneys’ fees, compensatory and other monetary damages, statutory penalties, and injunctive relief.    In September 2012, the parties entered into a global settlement with respect to these claims.    Under the terms of the settlement and depending on the number of participants, Ralcorp has agreed to pay $4.4 in order to resolve these claims.    Ralcorp accrued $4.4 related to the settlement during the quarter ended March 31, 2012.    On April 23, 2013, the court approved the settlement, and Ralcorp ultimately paid $3.3 on July 5, 2013 as a final settlement.    Ralcorp reduced its accrual in the quarter ended December 31, 2012 to $3.3 to reflect the final settlement amount.

Ralcorp was involved in a long standing dispute with a customer who had advanced claims concerning historic product and service deficiencies over the course of the business relationship. Since ConAgra Foods’ acquisition of Ralcorp on January 29, 2013 (see Note 12), efforts have been made to resolve this matter. Although all of the terms of a proposed settlement have not been finalized, the parties have agreed on an amount of $6.5 to be paid to the customer. Accordingly, Ralcorp accrued $6.5 related to the settlement during the quarter ended December 31, 2012, included in “Other operating expenses, net” in the statement of earnings.

From time to time, Ralcorp is a party to various other legal proceedings.    In the opinion of management, based upon the information presently known, the ultimate liability, if any, arising from the pending legal proceedings, as well as from asserted legal claims and known potential legal claims which are likely to be asserted, taking into account established accruals for estimated liabilities (if any), are not expected to be material individually and in the aggregate to Ralcorp’s consolidated financial position, results of operations or cash flows.    In addition, while it is difficult to estimate the potential financial impact of actions regarding expenditures for compliance with regulatory matters, in the opinion of management, based upon the information currently available, the ultimate liability arising from such compliance matters is not expected to be material to Ralcorp’s consolidated financial position, results of operations or cash flows.

NOTE 10 – REPAYMENT OF DEBT

During the three months ended December 31, 2012, Ralcorp repaid $10.7 of Series D and $75.0 of Series F.    During the three months ended December 31, 2011, Ralcorp repaid $10.7 of Series D and $15.0 of the 2010 Term Loan.    All these payments were as scheduled except the early retirement of Series F.

NOTE 11 – SEGMENT INFORMATION

Management evaluates each segment’s performance based on its segment operating profit, which is its operating profit before impairments of intangible assets, restructuring costs, costs related to plant closures, accelerated depreciation and amortization, provision for legal settlement, and other unallocated corporate income and expenses.    The following table presents information about Ralcorp’s operating segments, which are also its reportable segments.

	Three Months Ended December 31,
	2012	2011
Net Sales
Cereal Products	$187.6	$226.2
Snacks, Sauces & Spreads	461.0	473.6
Frozen Bakery Products	307.3	308.0
Pasta	155.6	158.7

Total	$1,111.5	$1,166.5

Segment Operating Profit
Cereal Products	$20.6	$28.8
Snacks, Sauces & Spreads	39.4	41.1
Frozen Bakery Products	41.0	33.9
Pasta	22.8	26.7

Total segment operating profit	123.8	130.5
Interest expense, net	(30.1)	(34.4)
Adjustments for economic hedges	6.8	(5.2)
Merger and integration costs	(8.9)	(5.6)
Accelerated depreciation and amortization	-	(1.3)
Provision for legal settlement	(6.6)	-
Restructuring costs (excluding stock-based compensation)	(6.1)	-
Amounts related to plant closures	(1.0)	(.1)
Stock-based compensation expense	(5.1)	(3.1)
Systems upgrade and conversion costs	(.4)	(1.6)
Other unallocated corporate expenses	(10.3)	(10.6)

Earnings from Continuing Operations before Income Taxes	$62.1	$68.6

Depreciation and Amortization
Cereal Products	$4.2	$5.3
Snacks, Sauces & Spreads	12.1	10.6
Frozen Bakery Products	17.5	16.6
Pasta	14.1	12.7
Corporate	1.4	4.2

Total	$49.3	$49.4

NOTE 12 – SUBSEQUENT EVENTS

On January 3, 2013, Ralcorp announced plans to close its Silver Creek and Dunkirk, New York manufacturing facilities of the Snacks, Sauces and Spreads segment.    The closures will eliminate approximately 375 positions.    Both are due to a re-allocation of manufacturing to maximize capacity and capabilities at other facilities within the United States.    Ralcorp expects to save $8.0 annually in cost of goods sold through the closure of these facilities.

On January 29, 2013, the shareholders approved and ConAgra Foods, Inc. completed the acquisition of Ralcorp for $90 per share.    As of that date, Ralcorp became a wholly owned subsidiary of ConAgra.